EXHIBIT 10.3





                                ESCROW AGREEMENT


          This ESCROW AGREEMENT (the "Escrow Agreement") is dated as of June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation ("Purchaser"), Cyber-Test, Inc., a Florida corporation ("Seller") and Eckert Seamans Cherin & Mellott, LLC (the "Escrow Agent").


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated as of May 27, 2004 (the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase from Seller substantially all of the assets of Seller; and

          WHEREAS, a portion of the purchase price otherwise payable to Seller pursuant to the Purchase Agreement is 50,000,000 shares of common stock of Advanced Communications Technologies, Inc., priced at $.01 per share, to be earned by Seller during the three year period commencing fiscal year July 1, 2004 and ending fiscal year June 30, 2007 (the "Escrow Period"), in accordance with the terms of the Purchase Agreement (the "Shares"); and

          WHEREAS, upon earning the Shares, the Shares shall be deposited with, and held and released by, Escrow Agent in accordance with the terms of this Escrow Agreement; and

          WHEREAS, all of the initially capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Seller and Purchaser hereby appoint Escrow Agent to act as escrow agent under this Escrow Agreement, and Escrow Agent hereby accepts such appointment, for the purpose of receiving, holding, and releasing the Shares, all in accordance with the terms and conditions set forth in this Escrow Agreement.

     2. Establishment of Escrow Fund; Delivery of Shares; Dividend and Voting Rights.
          ------

          2.1  Deposit of Shares.
               -----------------

               (a) In the event Purchaser achieves the Milestones in any fiscal year during the Escrow Period, no later than September 30 of the immediately following fiscal year Purchaser shall deposit, or cause to be deposited, with Escrow Agent a certificate or certificates representing 16,666,667 Shares.

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                                                                    EXHIBIT 10.3

               (b) The certificates representing the Shares shall be issued in the name of Seller. Seller shall be entitled to vote the Shares on all matters submitted to a vote of shareholders of Purchaser.

               (c) All dividends or distributions in respect of the Shares held by Escrow Agent, whether in the form of cash, securities or other property, shall be paid to Seller.

          2.2 Escrow Agent agrees to carry out all of the provisions of this Escrow Agreement to be performed by it hereunder.

     3.   Release of Shares.
          -----------------

          3.1 Escrow Agent shall hold the Shares until authorized to release them in accordance with this Section 3.

               (a) Release of Shares Per Joint Instructions. Escrow Agent shall release the Shares at any time pursuant to the joint written instructions of Purchaser and Seller (which may be executed and/or transmitted in counterparts).

               (b) Disbursement to Seller. Upon its receipt of the written instructions of Purchaser to disburse the Shares to Seller, Escrow Agent shall deliver to Seller at Seller's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

               (c) Disbursement to Purchaser. In the event that Purchaser desires to have the Shares disbursed to Purchaser, Purchaser shall deliver written instructions to Escrow Agent, with a copy to Seller, instructing Escrow Agent to deliver to Purchaser all certificates representing the Shares then held by Escrow Agent.

                    If on or prior to 5:00 p.m., New York City time, on the fifth business day following the business day on which Escrow Agent received the instructions described in this Paragraph 3.1(c), Seller shall not have provided Escrow Agent with a written notice (the "Dispute Notice") that it disputes the disbursement of the Shares to Purchaser, Escrow Agent shall thereafter deliver to Purchaser at Purchaser's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

               (d) Dispute as to Disbursement of Shares. If Seller shall have timely delivered a Dispute Notice to Escrow Agent, Purchaser and Seller shall thereafter attempt to resolve the matter and Escrow Agent shall thereafter act only in accordance with this Paragraph 3.1(d) or Paragraph 3.1(e). It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by Escrow Agent hereunder, Escrow Agent is authorized and directed in Escrow Agent's sole discretion (i) to retain in Escrow Agent's possession, without liability to anyone, all or any part of the Shares until such dispute shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or

                                                                    EXHIBIT 10.3

defend any such proceedings, or (ii) to deliver the Shares held by Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the Commonwealth of Pennsylvania, City of Philadelphia, or at Escrow Agent's option, the State and City of New York, in accordance with the applicable procedure therefore. Upon delivery to such court, this Escrow Agreement shall terminate and Escrow Agent shall be relieved of all further duties hereunder.

               (e) Court Order. Notwithstanding any provision in this Escrow Agreement to the contrary, Escrow Agent shall disburse the Shares in accordance with a final judgment or final court order from a court of competent jurisdiction directing disposition of the Shares (a "Court Order"). A judgment or order under any provision of this Escrow Agreement shall not be deemed to be final until the time within which an appeal may be taken therefrom has expired and no appeal has been taken, or until the entry of a judgment or order from which no appeal may be taken. Escrow Agent shall be entitled to receive and may conclusively rely on an opinion of counsel to the presenting party to the effect that a Court Order as referred to in this Section is final and nonappealable and from a court of competent jurisdiction.

          3.2  Expiration of Escrow Period.
               ---------------------------

               (a) If on or prior to October 31, 2007, Escrow Agent shall not have received any instructions with respect to the Shares, Seller shall have the right to deliver written instructions to Escrow Agent, with a copy to Purchaser, instructing Escrow Agent to deliver to Seller all certificates representing the Shares then held by Escrow Agent.

               (b) If on or prior to 5:00 p.m., New York City time, on the fifth business day following the business day on which Escrow Agent received the instructions described in this Paragraph 3.2, Purchaser shall not have provided Escrow Agent with a Dispute Notice, Escrow Agent shall thereafter deliver to Seller at Seller's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

               (c) If Purchaser shall have timely delivered a Dispute Notice to Escrow Agent, Purchaser and Seller shall thereafter attempt to resolve the matter and Paragraphs 3.1(d) and 3.1(e) hereof shall control with respect to the release of the Shares.

     4. Escrow Agent.
        ------------

          (a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

          (b) Escrow Agent may rely and shall be protected in acting or refraining from acting upon any notice, instruction or request furnished to it in writing hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                                                                    EXHIBIT 10.3

          (c) Escrow Agent shall not be liable for any action taken by it in good faith without gross negligence, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any reasonable action taken or suffered by it hereunder in good faith and in accordance with the written opinion of such counsel.

          (d) Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect, and by transferring all certificates representing Shares then held by it pursuant to this Escrow Agreement to the successor escrow agent. Promptly after such notice, Purchaser and Seller shall by mutual agreement appoint a successor escrow agent, such escrow agent to hold the Shares upon the resignation date specified in such notice. If a successor escrow agent is not appointed within thirty (30) days, Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent. Purchaser and Seller may by mutual agreement at any time substitute a new escrow agent by giving fifteen (15) days' notice thereof to Escrow Agent then acting. Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of the Shares.

          (e) Purchaser and Seller agree, jointly and severally, to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred by it, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, other than as incurred by reason of its willful or reckless misconduct or bad faith. The provisions of this section shall survive the resignation or removal of Escrow Agent and the termination of this Escrow Agreement.

          (f) Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by Purchaser, Seller and Escrow Agent.

          (g) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Escrow Agent obeys or complies with any such order, judgment or decree, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (h) ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR PURCHASER, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR PURCHASER, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS ESCROW AGENT HEREUNDER. SELLER CONSENTS TO ESCROW AGENT ACTING IN SUCH CAPACITY AS LEGAL COUNSEL FOR PURCHASER AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF ESCROW AGENT. SELLER UNDERSTANDS THAT PURCHASER AND ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT. NOTWITHSTANDING THE FOREGOING, ESCROW AGENT SHALL NOT REPRESENT PURCHASER IN ANY PROCEEDING RESULTING FROM ESCROW AGENT'S DELIVERY OF THE SHARES INTO COURT AS CONTEMPLATED IN PARAGRAPHS 3(D) AND 3(E).

                                                                    EXHIBIT 10.3

     5. Termination. This Escrow Agreement shall terminate upon the release from escrow of the Shares and delivery of the Shares in accordance with this Escrow Agreement.

     6. Representations. Each of Escrow Agent, Purchaser and Seller hereby represents and warrants to the other parties (a) that this Escrow Agreement has been duly executed by it and constitutes the valid and legally binding obligation of it, enforceable against it in accordance with the terms hereof, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and (b) that the execution, delivery and performance of this Escrow Agreement does not and will not violate any applicable law or regulation. Escrow Agent hereby represents and warrants that the Shares, at all times when held by Escrow Agent, will not be subject to any lien, claim or other encumbrance arising from the escrow.

     7.   General.
          -------

          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed mechanically, personally or by email), or the day after when sent by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) business days after deposit in the U.S. mails, first class postage prepaid. Notices shall be addressed as follows:

(i) if to Seller:

Cyber-Test, Inc.
448 Commerce Way, Suite 100
Florida Central Commerce Park
Longwood, Florida 32750
Attention:  Lisa Welton, President
Facsimile:  407.260.5600

     With a copy to:

Barrett, Chapman & Ruda, P.C.
18 Wall Street
Orlando, Florida  32801
Attention:  Victor Chapman, Esquire
Facsimile:

(ii) if to Purchaser:

                                                                    EXHIBIT 10.3

Cyber-Test, Inc.
c/o Advanced Communications Technologies, Inc.
420 Lexington Avenue, Suite 2739
New York, NY  10170
Attention:  Wayne Danson, Chief Financial Officer
Facsimile:  646.227.1666

     with a copy to Escrow Agent

          and

Levinson & Lichtman, LLP
120 E. Palmetto Park Road, Suite 100
Boca Raton, FL  33432
Attention: Jonathan J. Lichtman, Esq.
Facsimile No.:  561-869-3601

(iii) if to Escrow Agent:

Eckert Seamans Cherin & Mellott, LLC
1515 Market Street, Ninth Floor
Philadelphia, PA  19102
Attention:  Gary A. Miller, Esquire
Facsimile:  (215) 851-8383

          (b) Entire Agreement. This Escrow Agreement, the Purchase Agreement, and the other documents entered into in connection herewith and therewith, constitute the entire agreement between the parties with respect to the transactions contemplated hereby and thereby and supersede all written or verbal representations, warranties, commitments and other understandings prior to the date hereof. No reference shall be made to any draft of this Escrow Agreement, any other document or any Schedule or Exhibit hereto for purposes of interpretation or resolution of ambiguity or otherwise.

          (c) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Severability. If any provision of this Escrow Agreement shall be held to be unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision of this Escrow Agreement.

          (e) Assignability. This Escrow Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto. Neither this Escrow Agreement nor any of the rights, interests

                                                                    EXHIBIT 10.3

or obligations hereunder shall be assigned, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto.

          (f) Third Party Beneficiaries. The terms and provisions of this Escrow Agreement are intended solely for the benefit of each of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights.

          (g) Captions. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Escrow Agreement.

          (h) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflict of laws.

          (i) Amendment and Waiver. This Escrow Agreement may be amended, modified, supplemented or waived only by an instrument in writing signed by Purchaser, Seller and Escrow Agent.

          (j) Limited Liability. Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Purchase Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement. IN NO EVENT SHALL ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.



                            [SIGNATURE PAGE FOLLOWS]

                                                                    EXHIBIT 10.3

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first written above.


                                        PURCHASER:

                                        CYBER-TEST, INC., a Delaware corporation


                                        By: /s/ Wayne I. Danson
                                            ------------------------------------
                                            Wayne I. Danson, President


                                        SELLER:

                                        CYBER-TEST, INC., a Florida corporation


                                        By: /s/ Lisa Welton
                                            ------------------------------------
                                            Lisa Welton, President


                                        ESCROW AGENT:

                                        ECKERT SEAMANS CHERIN & MELLOTT, LLC


                                        By: Gary A. Miller
                                            ------------------------------------
                                            Gary A. Miller, Member